UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2015

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Effective May 4, 2015, the board of directors of Incyte Corporation (the “Company”) appointed Paul Trower, age 45, as the Company’s Vice President, Finance and Principal Accounting Officer.  Mr. Trower joined the Company in April 2004 as Director of Financial Reporting, and has held roles of increasing responsibility, most recently as Vice President and Controller.  From June 2002 through March 2004, Mr. Trower served as Director of Financial Reporting for RMH Teleservices, Inc.  Mr. Trower began his career in the audit practice of KPMG where he held several positions of increasing responsibility from August 1992 through May 2002.  Mr. Trower received his B.S. in business administration from Drexel University.

Mr. Trower succeeds Laurent Chardonnet as the Company’s principal accounting officer.  Mr. Chardonnet will be assuming new responsibilities with the Company’s European operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 4, 2015

INCYTE CORPORATION

By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel